SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      March 15, 2004

VERITAS Software Corporation

(Exact Name of Registrant
as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-26247 (Commission File Number)	77-0507675 (IRS Employer Identification No.)

350 Ellis Street Mountain View, California (Address of Principal Executive Offices)	94043 (Zip Code)

(650) 527-8000
(Registrant’s Telephone Number, Including Area Code)

Item 12. Results of Operations and Financial Condition.
SIGNATURES
Exhibit Index
EXHIBIT 99.1

Item 12. Results of Operations and Financial Condition.

     On March 15, 2004, VERITAS Software Corporation (the “Company”) issued a press release announcing that it will delay filing its annual report on Form 10-K for 2003, pending completion of its financial statements for the year ended December 31, 2003, which will include a restatement for 2001 and 2002 and adjustments to previously announced information with respect to 2003. A copy of the press release, dated as of March 15, 2004, entitled “VERITAS Delays Filing of 2003 Form 10-K, Will Restate Financial Statements for 2001 and 2002, and Revise Reported Result for 2003” is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

     The non-GAAP financial information set forth in the press release is not prepared in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operational performance, including the Company’s ability to provide cash flows to invest in research and development and fund acquisitions and capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency to supplemental information used by management in its financial and operational decision-making. In addition, we have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

     The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2004	VERITAS Software Corporation
	By:	/s/ Edwin J. Gillis
Edwin J. Gillis
Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit Number		Exhibit Title or Description

99.1	Press release entitled “VERITAS Delays Filing of 2003 Form 10-K, Will Restate Financial Statements for 2001 and 2002, and Revise Reported Result for 2003,” dated March 15, 2004.

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